National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.28

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

December 2, 2014

Desmond Taylor
National Vision, Inc.
296 Grayson Highway
Lawrenceville, GA 30046
Des.taylor@nationalvision.com

Via Electronic Mail

Dear Mr. Taylor:

This Letter of Amendment (“Amendment”) reflects the mutual understanding of National Vision, Inc. (“Customer”) and Essilor of America, Inc. (“Essilor”) regarding the amendment of that certain Direct Lens Supply Letter Agreement dated May 25, 2011, by and between the parties hereto regarding the Customer’s purchase of Direct Lenses from Essilor (the “Original Agreement” and, as hereby amended by this Amendment, the “Agreement”). All terms not defined herein will have the same meaning as set forth in the Original Agreement. The purpose of this Amendment is to, among other things, amend certain definitions and provisions as well as extend the Term, as follows:

Direct Lenses

The first sentence in the “Background” section of the Original Agreement shall be deleted and replaced in its entirety with the following sentence:

“Customer currently operates a number of retail stores (the “Retail Stores”) that require the purchase of ophthalmic lenses, including lenses used in the digital surfacing process and all related products and design fees (“Direct Lenses”). The definition of Retail Stores shall extend to any of those retail stores of which Customer elects to notify Essilor in writing during the term as covered under this Letter Agreement.”

Term

The section “Term” of the Original Agreement shall be deleted and replaced in its entirety with the following paragraph:

“The term of this Letter Agreement shall extend for a period starting on the date set forth above and expiring on December 31, 2018 (the “Initial Term”), unless terminated earlier (or extended) in accordance with the provisions of this Letter Agreement, and the Price List will be effective as of the date of this Letter Agreement for any orders Customer may submit to Essilor on or after this date. Thereafter, the Letter Agreement shall extend for addition one year extensions (each a “Renewal Year, and together with Initial Term, the “Term”), unless either party gives the other at least ninety (90) days prior written notice of the end of the Initial Term or Renewal Term, as applicable, of its desire to terminate this Letter Agreement. Notwithstanding the foregoing, Customer shall have the ability to unilaterally extend this Letter Agreement an additional calendar quarter after the proposed termination date. In addition, the exclusivity provisions set forth above shall, with respect to any Direct Lenses described on the Price List, become effective if, when, and during such time as Essilor is able to supply the Direct Lenses to Customer in accordance with the provisions of this Letter Agreement. Essilor understand and acknowledges that Customer and its Retail Stores will rely upon the timely availability and delivery by Essilor of Direct Lenses to Customer. Customer understands and acknowledges that certain products may not be immediately available for shipment.”

13555 N. Stemmons Freeway
Dallas, Texas 75234
800-215-7249

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Price List

The parties to this Amendment agree to delete Schedule A in the Original Agreement in its entirety with the attached Schedule A, effective as of January 1, 2015.

Lens Rebates

[*]

Defect Rates

The section “Defect Rates” of the Original Agreement shall be deleted and replaced in its entirety with the following paragraph:

‘‘Should Customer receive stock lenses or digitally-surfaced lenses from Essilor that exceed defect rates as defined by current ANSI standards, or that contain other issues that would deem the lenses to be defective, i.e., coating drips, off power or axis, Essilor will replace the lenses at no cost to Customer. Under this provision, Customer will be required to send the defective lenses to Essilor’s quality control team in Dallas for inspection and replacement approval. Any lenses that are deemed defective as a result of Customer’s own in-lab processes will not qualify for replacement at no cost.”

[*]

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Miscellaneous

This Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state and as otherwise set forth in the Original Agreement. Except as expressly modified by this Amendment, all representations and warranties made by the parties under the Original Agreement and all terms and conditions thereof shall remain unchanged, true and correct as of the date hereof, and in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A signature sent by telecopy or facsimile transmission shall be as valid and binding upon the party as an original signature of such party.

Very truly yours,

ESSILOR OF AMERICA, INC.

/s/ Matt Tackman
Matt Tackman
Vice President, Retail Key Accounts
Essilor of America, Inc.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

By executing below, the undersigned hereby represents and warrants that he/she has the authority to execute this Letter of Amendment on behalf of National Vision, Inc., and in furtherance of this Letter of Amendment.

AGREED TO AND ACCEPTED BY:

NATIONAL VISION, INC.

By:	/s/ Des Taylor
Name:	Des Taylor
Title:	Senior Vice President Merchandising

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Schedule A

Price List

Effective January 1, 2015

See attached.
[*]†

† A three-page schedule, for which confidential treatment has been requested, has been omitted. All such omitted material has been separately filed.